Exhibit 10.13
Cing2587.A.005

This Amendment cing2587.A.005, effective as of May 1, 2008 (“Effective Date”), between StarTek USA, Inc. (“StarTek”), a Delaware corporation, and AT&T Mobility LLC, (“AT&T Mobility”) a Delaware limited liability company, on behalf of itself and its Affiliates, amends the statement of work described below.
RECITALS
WHEREAS, AT&T Wireless and StarTek entered into a Provider Master Service Agreement on January 1, 2002 (the “MSA”);
WHEREAS AT&T Wireless and StarTek executed Amendment No. 001 dated April 1, 2004 to the MSA incorporating a Statement of Work (“SOW”) to provide services to AT&T Wireless;
WHEREAS AT&T Wireless Services, Inc. assigned its rights and delegated its duties under the MSA and all statements of work thereunder to AT&T Mobility;
WHEREAS AT&T Mobility and StarTek desire to amend the term of the of the SOW;
NOW THEREFORE, FOR AND IN CONSIDERATION of the mutual covenants contained herein, the parties agree to amend the SOW as follows:
1. Section IV. “Term” of the SOW is hereby deleted in its entirety and it is replaced by the following:
“IV. ‘Term’ This SOW shall begin on April 1, 2004 (“Effective Date”) and end on May 30, 2008.”
2.	Except as amended by this Amendment, the SOW is not otherwise modified, revoked or superseded and remain in full force and effect.
3. This amendment maintains services pending approval of a new work order.
IN WITNESS WHEREOF, the parties execute this Amendment as of the effective date.

StarTek USA, Inc.		AT&T Mobility LLC by its authorized
Representative AT&T Services, Inc.

By:	/s/ Patrick M. Hayes	By:	/s/ Richard Steadman
Printed Name: Patrick Hayes		Printed Name: Richard Steadman
Title:	EVP & COO	Title:	AVP — Global Strategic Sourcing
Date:	4/30/08	Date:	30 April 2008
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T Mobility, StarTek, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.